UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  April 27, 2011

TRUE RELIGION APPAREL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51483	98-0352633
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2263 East Vernon Avenue
Vernon, California 90058
(Address of Principal Executive Offices, Zip Code)

(323) 266-3072
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Stockholders of True Religion Apparel, Inc. (the “Company”) was held on April 27, 2011.  The matters submitted to a vote of the Company’s stockholders and the certified results are as follows:

1.           Election of Directors:  The nominees for director listed below were elected by the following vote:

Nominee	For	Withheld	Broker Non-Votes
Jeffrey Lubell	19,176,244	1,570,201	2,199,609
Marcello Bottoli	19,439,692	1,306,753	2,199,609
Joseph Coulombe	20,715,464	30,981	2,199,609
G. Louis Graziadio, III	20,250,035	496,410	2,199,609
Robert L. Harris, II	19,955,880	790,565	2,199,609
Seth R. Johnson	20,712,140	34,305	2,199,609
Mark S. Maron	20,514,928	231,517	2,199,609

2.           Ratification of Appointment of Deloitte & Touche:  The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2011 was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
22,884,004	50,694	9,806	1,550

3.           Advisory Vote on Executive Compensation:  The compensation of the Company’s named executive officers was approved, on an advisory basis, by the following vote:

For	Against	Abstain	Broker Non-Votes
16,813,994	3,004,459	927,992	2,199,609

4.           Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation:  The shareholders recommended, on an advisory basis, that the Company hold an advisory vote on the compensation of the Company’s named executive officers every one year, by the following vote:

Three Years	Two Years	One Year	Abstain	Broker Non-Votes
7,891,548	98,795	11,498,079	922,012	2,535,620

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 2, 2011                                                                    TRUE RELIGION APPAREL, INC.

By:      /s/ Peter F. Collins
Name: Peter F. Collins
Title:   Chief Financial Officer